                                                                 EXHIBIT 10.6.63

                               NOVATION AGREEMENT

     COLUMBIA ASSOCIATES, L.P. ("Transferor"), a limited partnership duly organized and existing under the laws of Delaware with its principal office in Greenwich, Connecticut; JONES INTERCABLE OF ALEXANDRIA, INC. ("Transferee"), a corporation duly organized and existing under the laws of Colorado with its principal office in Englewood, Colorado; and the UNITED STATES OF AMERICA ("Government") enter into this Agreement as of 29 November 1995.

 (a) THE PARTIES AGREE TO THE FOLLOWING FACTS:

     (1) The Government, represented by the Commanding General of the Marine Corps Base, Marine Corps Combat Development Command at Quantico, Virginia (the "Quantico MCCDC"), has entered into a Franchise Agreement for Cable Television Service with Transferor dated June 1990 (The "Franchise Agreement"). Pursuant to administrative changes within the Marine Corps Combat Development Command since the Franchise Agreement was originally executed, the Commanding General of the Quantico Marine Corps Base has been delegated all responsibility for the protection of its rights and the performance of its obligations under this Agreement. The rights and obligations of both parties to this Agreement remain unaffected by this realignment of Marine Corps functions. From this day forward, authority to act on behalf of the Marine Corps with regard to its rights and/or obligations under this Agreement reside in the Commanding General of the Quantico Marine Corps Base, or his duly appointed representative. The term "the contracts," as used in this Agreement, means the above Franchise Agreement and all other contracts and purchase orders, including all modifications, made between the Government and the Transferor before the effective date of this Agreement (whether or not performance and payment have been completed and releases executed if the Government or the Transferor has any remaining rights, duties, or obligations under these contracts and purchase orders). Included in the term "the contracts" are also all modifications made under the terms and conditions of these contracts and purchase orders between the Government and the Transferee, on or after the effective date of this Agreement.

     (2) The Transferor has transferred to the Transferee all the assets of the Transferor which comprise the cable system serving the Quantico MCCDC by virtue of a Purchase and Sale Agreement dated as of 30 June, 1995, between the Transferor and the Transferee.

     (3) The Transferee has acquired all the assets of the Transferor which comprise the cable television system serving the Quantico MCCDC by virtue of the above transfer.

     (4) The Transferee has assumed all obligations and liabilities of the Transferor under the contracts by virtue of the above transfer.

     (5) The Transferee is in a position to fully perform all obligations that may exist under the contracts.

     (6) It is consistent with the Government's interest to recognize the Transferee as the successor party to the contracts.

     (7) This Novation Agreement shall be effective upon filing of evidence of the consummation of the above transfer being filed with the Government.

 (b) IN CONSIDERATION OF THESE FACTS, THE PARTIES AGREE THAT BY THIS
AGREEMENT --

     (1) The Transferor confirms the transfer to the Transferee, and waives any claims and rights against the Government that it now has or may have in the future in connection with the contracts.

     (2) The Transferee agrees to be bound by and to perform each contract in accordance with the conditions contained in the contracts. The Transferee also assumes all obligations and liabilities of, and all claims against, the Transferor under the contracts as if the Transferee were the original party to the contracts.

     (3) The Transferee ratifies all previous actions taken by the Transferor with respect to the contracts, with the same force and effect as if the actions had been taken by the Transferee.

     (4) The Government recognizes the Transferee as the Transferor's successor in interest in and to the contracts. The Transferee by this Agreement becomes entitled to all rights, titles, and interests of the Transferor in and to the contracts as if the Transferee were the original party to the contracts. Following the effective date of this Agreement, the term "Contractor," as used in the contracts, shall refer to the Transferee.

     (5) Except as expressly provided in this Agreement, nothing in it shall be construed as a waiver of any rights of the Government against the Transferor.

     (6) All payments and reimbursements previously made by the Government to the Transferor, and all other previous actions taken by the Government under the contracts, shall be considered to have discharged those parts of the Government's obligations under the contracts. All payments and reimbursements made by the Government after the date of this Agreement in the name of or to the Transferor shall have the same force and effect as if made to the Transferee, and shall constitute a complete discharge of the Government's obligations under the contracts, to the extent of the amounts paid or reimbursed.

     (7) The Transferor and the Transferee agree that the Government is not obligated to pay or reimburse either of them for, or otherwise give effect to, any costs, taxes, or other expenses, or any related increases, directly or indirectly arising out of or resulting from the transfer of this Agreement, other than those that the Government in the absence of this transfer or Agreement would have been obligated to pay or reimburse under the terms of the contracts.

     (8) The Transferor guarantees payment of all liabilities and the performance of all obligations that the Transferee (i) assumes under this Agreement or (ii) may undertake in the future should these contracts be modified under their terms and conditions. The Transferor waives notice of, and consents to, any such future modifications.

     (9) The contracts shall remain in full force and effect, except as modified by this Agreement. Each party has executed this Agreement as of the day and year first above written.

                       UNITED STATES OF AMERICA

    By:  Commanding General, Marine Corps Base, Quantico, VA
         ---------------------------------------------------
                        /s/  E. C. KELLEY, JR.

  Name:                   E. C. KELLEY, JR.
         ---------------------------------------------------

 Title:          Brigadier General, U.S. Marine Corps
         ---------------------------------------------------

                     JONES INTERCABLE OF ALEXANDRIA, INC.

                By:  /s/  ELIZABETH STEELE
                     ------------------------------------
              Name:  Elizabeth Steele
                     ------------------------------------
             Title:  Vice President
                     ------------------------------------

                                  CERTIFICATE

     I, Katherine A. LeVoy, certify that I am an Assistant secretary of JONES INTERCABLE OF ALEXANDRIA, INC.; that Elizabeth Steele, who signed this Agreement for this corporation, was then Vice President of this corporation; and that this Agreement was duly signed for and on behalf of this corporation by authority of its governing body and within the scope of its corporate powers.

     Witness my hand and the seal of this corporation this 1st day of November 1995.

                By:  /s/  KATHERINE A. LEVOY
                     ------------------------------------
              Name:  Katherine A. LeVoy
                     ------------------------------------
             Title:  Assistant Secretary
                     ------------------------------------

(CORPORATE SEAL)

                COLUMBIA ASSOCIATES, L.P.
                Columbia International, Inc., its managing general
                By:  partner
                     ------------------------------------
                By:  /s/  RICHARD H. ROSENCRANS
                     ------------------------------------
              Name:  Richard H. Rosencrans
                     ------------------------------------
             Title:  Vice-President
                     ------------------------------------

                                  CERTIFICATE

     I, Scott N. Ledbetter certify that I am the Secretary of COLUMBIA INTERNATIONAL, INC.; that this corporation is the sole managing general partner of COLUMBIA ASSOCIATES, L.P. (the "Transferor"); that Richard H. Rosencrans, who signed this Agreement for this corporation on behalf of the Transferor, was then the Vice-President of this corporation; and that this Agreement was duly signed for and on behalf of this corporation (on behalf of the Transferor) by authority of its governing body and within the scope of its corporate powers.

     Witness my hand and the seal of this corporation this 1st day of November 1995.

                By:  /s/  SCOTT N. LEDBETTER
                     ------------------------------------
              Name:  Scott N. Ledbetter
                     ------------------------------------
             Title:  Vice-President
                     ------------------------------------

(Corporate Seal)

                              FRANCHISE AGREEMENT

                                    between

                               MARINE CORPS BASE
                                     MCCDC
                               QUANTICO, VIRGINIA

                                      and

                           COLUMBIA ASSOCIATES, L.P.
                                     d/b/a
                           COLUMBIA CABLE OF VIRGINIA

[COLUMBIA INTERNATIONAL, INC. LETTERHEAD]


December 5, 1990

Mr. Ralph E. Anderson
Head, Training and Audio Visual
Support Center Branch
TAVSC Operations Division
MCCDC
Quantico, VA 22134-5000

     Re: Cable Television Franchise

Dear Ralph:

Enclosed is the fully executed franchise agreement signed by both the Commanding General and the president of Columbia Associates, LP. This document includes the newly worded version of Section 35, clarifying franchise fees.

I would like to reiterate that we find some language contained in this agreement to be inconsistent with the Cable Communications Policy Act of 1984 with regard to rate regulation. Specifically sections 22, 29d. and 41. The ultimate authority vested with the Commanding General to terminate this franchise should he or she feel that a proposed rate increase is "unreasonable" appears to contradict the rate regulation provisions of the 1984 Cable Act. It is Columbia's intention to work closely with you and base authorities over the coming years and we would not expect this issue of rate regulation to arise. However, I did want to make you aware of our concerns at this time.

Beyond the issues mentioned above, we feel that this franchise agreement is an excellent one for both parties and we look forward to a long and successful relationship between Columbia Cable of Virginia and the United States Marine Corps. Thanks again for all your assistance in making this refranchising process work.

Best regards,

[ILLEGIBLE]

cc: Troy L. Fitzhugh - Columbia Cable of Virginia

Enclosure

                           CABLE TELEVISION FRANCHISE

                              FRANCHISE AGREEMENT

                                      FOR

                            CABLE TELEVISION SERVICE

                                       AT

                               MARINE CORPS BASE

                    MARINE CORPS COMBAT DEVELOPMENT COMMAND

                            QUANTICO, VIRGINIA 22134


Franchisee                                      Columbia Associates
                                                L.P. d/b/a Columbia Cable of
                                                Virginia

Parent Company                                  Columbia International, Inc.

Address                                         9 Greenwich Office Park
                                                P.O. Box 4624
                                                Greenwich, Connecticut 06830

Phone                                           (203) 661-1509


Award date:                                     Expiration date: June 2006

                      CABLE TELEVISION FRANCHISE AGREEMENT

                               Table of Contents

Section 1 General Requirements

 1. Scope of Agreement
 2. Definitions
 3. Government Furnished Property or Support
 4. Required Insurance
 5. Safety Requirements
 6. Permits
 7. Hold Harmless Agreement
 8. Conflict of Law
 9. Passes and Badges
10. Activity Regulations
11. Franchisee Maps or Plans
12. Approval of Construction Operations
13. Construction and Operation Deadline
14. Subscriber Locations; Service Area
15. Line Extension Policy
16. Connections and Disconnects
17. Repair Service
18. Continuity of Service
19. Government Use Channels
20. Emergency Override
21. Program Guide and Channel Card
22. Franchise Holder's Rates
23. Technical Requirements
24. Reporting Requirements
25. Performance Evaluation/Compliance
26. Term of CATV Franchise
27. Franchise Renewal
28. Nontransferability of Franchise
29. Termination
30. Government Liability
31. Deactivation of the Base
32. Removal of Facilities
33. Disputes
34. Modifications of Government Regulations
35. Franchise and Analogous Fees
36. Utilities Services
37. Contractor Vehicle Authorization
38. Security Requirements
39. FAR Provisions Incorporated by Reference
40. Compliance with Section 634 of CCPA
41. Deregulation of Franchise Holders Fees
42. Compliance with Drug Free Work Place Act
43. Disclaimer of Official Sanction
44. Nondiscriminatory Availability
45. Compliance with Laws and Regulations
46. Protection of Subscriber Information
47. Signatures

     Section 2  Facilities Services

  Exhibit 1:       MCCDC Base Map
  Exhibit 2:       Future Service Extension Map
  Exhibit 3:       Technical Requirements
  Schedule A:      Annual Management Report
  Schedule B:      Technical Description and Performance
                   Specifications

                  CABLE TELEVISION (CATV) FRANCHISE AGREEMENT

1. Scope of Agreement. This CATV Franchise Agreement ("Agreement") constitutes an agreement setting forth the terms and conditions under which Columbia International Inc., the Franchisee, is hereby granted a nonexclusive right to enter the Marine Corps Base, Marine Corps Combat Development Command, hereinafter referred to as Base, to construct, install and maintain facilities and equipment; to utilize specific Government property; and to solicit subscribers (including appropriated fund activities, nonappropriated fund activities, and individual subscribers) for the sole purpose of providing the services of a CATV system. This agreement in no way obligates the Government or Base at any time to reimburse the Franchisee for any costs, fixed or otherwise, required to put a CATV system into operation on the Base; for the provision of CATV services to any category of subscribers; or for loss, damage or destruction to the cable television system. The Government is responsible for any damage to the CATV system caused by the negligence of its agents to the extent permissible under the Federal Tort Claims Act; provided, however, that subscribers are not deemed agents of the Government. The Federal Tort Claims Act is the exclusive remedy for any such negligence. Liability for user and connection fees for the provisions of CATV services to on-base subscribers shall be established by separate agreements between the CATV Franchisee and the subscribers in the case of nonappropriated fund activities or individual subscribers; and by delivery orders on a contract issued by the Marine Corps Base Purchasing and Contracting Officer in the case of appropriated fund activities. No fees shall be charged for the use of Marine Corps real property granted by the Government in this Agreement, the Franchisee shall provide service at no cost to various designated locations. Other considerations include a 5% fee on all gross receipts payable to the Morale, Welfare and Recreation Division (MWR), equipment as specified in Paragraph 19 for programming the Command Information Channels, or other cable-related items or services as determined by the Base to benefit the Command. Upon the agreement of both the Franchise Holder and the Government, the Government may choose to contribute funds to aid in the cost of construction to those areas of the base that do not fulfill the density requirements as described in Paragraph 15 of this agreement.

2. Definitions.

     a. "Base" refers to the geographic area within the boundaries of the Marine Corps Base, Marine Corps Combat Development Command, Quantico, Virginia and the U.S. Naval Medical Clinic.

     b. "Basic Service" means the Cable TV programming and services exclusive of premium services to be provided by the Franchise Holder to base subscribers for the periodic user rates.

     c. "Cable Act" is the Cable Communications Policy Act of 1984, Public Law 98-549, 47 USC 521-559 and all subsequent revisions to this law.

     d. "Cable Officer" is the individual appointed by the Commanding General who will act independently, but in cooperation with the cable operator and the Commanding General, as the technical and administrative liaison or representative of the Base subscribers in matters dealing with adequacy of type broadcasts, access to channels, reception problems, etc. The Head, Training and Audiovisual Support Center (TAVSC) is designated as the MCCDC "Cable Officer".

     e. "Cable Television System", also referred to as a "CATV system", means any reception, distribution and amplification equipment including but not limited to a headend antenna complex and related equipment; a system of microwave retransmitters, coaxial cables (including trunk, distribution and drop cables), or other electrical conductors; signal amplifiers; program origination (or cable-casting) facilities; and other equipment utilized by a private operator to receive, to transmit or to retransmit television satellite or radio signals to subscribers who shall receive such signals in a fashion other than off-the-air.

     f. "Commanding General" means the Commanding General of the Marine Corps Combat Development Command, or his duly authorized representative. The Commanding General holds signature authority for the cable Franchise Agreement which is delegated to the Contracting Officer, Head, Services Branch, Morale, Welfare and Recreation (MWR) Division.

     g. "Connection Fee" means that charge, if any, imposed on a subscriber by Franchise Holder for initial hookup, reconnection or relocation of equipment necessary to transmit the CATV signal from the distribution cable to a subscriber's receiver.

     h. "Contracting Officer" means the Head, Services Branch, MWR, Marine Corps Base, Marine Corps Combat Development Command, Quantico, Virginia.

     i. "Franchisee", "Franchise Holder", or "Cable Operator" means that person or entity awarded a CATV franchise under this Agreement.

     j. "Franchise Agreement", "Agreement" includes this Agreement and attached Schedules A and B; the Proposal, including Exhibits 1 through 3; all documentation required by the above items; and all subsequent amendments.

     k. "Franchise" means the right or privilege with expressed permission or competent authority to provide cable television services to subscribers on the Base.

     l. "Franchise Renewal Agreement", "Agreement" means the document, including all attachments and reference, which specifies the terms and conditions of this Franchise.

     m. "Government", means the United States of America.

     n. "Installation", "Connection Fee" means the charge, if any, imposed on a subscriber by the CATV Franchisee for initial hookup, reconnecting, or relocation of equipment necessary to transmit the CATV signal from the distribution cable to a subscriber's receiver.

     o. "Rate", "User Fee" means the periodic service charge paid by a subscriber to the Franchise Holder for CATV services.

     p. "Subscriber" means any on-base person, group, organization, or nonappropriated or appropriated fund activity that procures CATV services that have been made available pursuant to the terms of this CATV Franchise Agreement.

3. Government Furnished Property or Support. The Government has no obligation to provide any property or support for the Franchisee's CATV system other than that specified in this Agreement. Rights to non-Government property, such as easements over private lands, required to install and to operate the system, shall be acquired at the expense and solely through the efforts of the Franchisee or its agents. No warranties are expressed or implied as to the suitability of either the Government facilities or any existing CATV equipment.

4. Required Insurance.

     a. Twenty days after Notice of Award the Franchisee shall procure and maintain during the entire period of this performance under this contract the following minimum insurance.

                           TYPE OF INSURANCE                     PER PERSON    PER ACCIDENT    PROPERTY
         ------------------------------------------------------  ----------    ------------    --------
  1.     Comprehensive General Liability                          $300,000       $300,000      $100,000
  2.     Automobile Liability                                     $300,000       $300,000      $100,000
  3.     Workmen's Compensation                                   As required by Virginia state law
  4.     Other                                                    As required by Virginia state law

     b. Prior to commencement of work, the Franchisee shall furnish to the Contracting Officer a certificate or written statement of the above required insurance. The Contracting Officer shall be noted on the certificate and shall receive revised copies as available as well as 30-day minimum notice from the insurance carrier regarding any intent to cancel or materially change coverage.

     c. The Franchise Holder shall indemnify and hold harmless the Government and its employees from all liability under the Federal Tort Claims Act (28 U.S.C. 1346, 2671-2680) or otherwise, for death or injury to all persons, or loss or damage to the property of all persons resulting from or arising out of the negligent installation, operation or maintenance of cable television facilities on Government property.

5. Safety Requirements. The Franchisee agrees to conduct all of its construction, installation or maintenance activities in accordance with all applicable federal, state and local statutes and regulations, including Marine Corps orders, in the conduct and performance of service activities aboard the base, and, to adhere at all times to the security regulations governing Marine Corps Combat Development Command regulations pertaining to Base admission, identification, security and personnel conduct. The applicable regulations shall be made available for review in the office of the Cable Officer.

6. Permits. The Franchisee shall be responsible for obtaining any necessary licenses, registrations, and/or permits, and for complying with applicable laws, ordinances, and base regulations. The Franchisee hereby agrees to indemnify the Government against any expenses, taxes, liabilities, and charges of whatever kind or nature, including fees for copyright licenses or infringement fines, that may arise as a result of the activities of the Franchisee, whether said liability be tortious, contractual or other.

7. Responsibility for Government Property. The Franchisee agrees that it will, at its expense, repair or replace at the Government's option, any Government property that it may damage or destroy. If the franchisee fails or refuses to repair damaged Government property within 60 days, the Contracting Officer shall be entitled to effect repairs through other means and to impose the costs of the repairs on the Franchisee.

8. Conflict of Law. This Agreement is governed by federal law, and by the laws of the state of Virginia, where not in conflict with federal law.

9. Passes and Badges. All Franchise Holder employees will carry an identification card, with photograph and physical statistics, which positively identifies them as working for the Franchise Holder. All employees will carry this card in plain view whenever on Government property. Upon release of any employee, the Franchise Holder will ensure that any Government issued passes and the required Franchise Holder identification card are returned to the issuing office. The Cable Officer will assist in obtaining and returning such documents.

10. Activity Regulations. The Franchise Holder and all employees will obey all Government regulations while on Government property. The Government will supply, upon written request, a copy of applicable regulations. The Government will enforce regulations, regardless of whether or not the Franchise Holder has requested copies. The Commanding General reserves the right to expel and exclude from base access, employees of the Franchise Holder or its subcontractors for violations of law or regulations. Such expulsion or exclusion shall not give rise to any action at law or equity on the part of the Franchise Holder, its employees, a subcontractor's employees or any other person for interference with business relationships or for any similar suit whether grounded in contract or tort.

11. Franchisee Maps or Plans. The Franchisee agrees to provide the Cable Officer, at construction completion or upon the latter's request, with three copies of maps, plans or equivalent documents describing the location of all CATV equipment, facilities and material that the Franchisee will place or has placed on the Base including antenna or microwave dish mounting details. Exhibit 1; Y & D drawing No. 963, 997 shows the total area of Government property at the Marine Corps Combat Development Command, Quantico, Virginia. Exhibit 2 provides future CATV service planned for the Base.

12. Approval of Franchisee's Construction Operation

     a. The construction or placement of any equipment or facilities on the Base by the Franchisee (including temporary buildings, if needed), as well as any alterations or additions to existing Government property, must be approved in advance by the Cable Officer and the Director of Facilities Division. All pedestals and equipment enclosures of the CATV system owned and maintained by the Franchisee shall be clearly marked to encompass any equipments and/or equipment enclosures and other mutually agreed-to marking requirements.

     b. Approval of the placement or location of CATV equipment or facilities may be denied, withdrawn or modified at any time if essential to avoid or minimize interference with Base operations or activities. The Franchisee shall not be entitled to reimbursement for any expenses associated with relocation of any equipment or facilities required by the withdrawal or modification of approval. Furthermore, the Cable Officer shall have the right to require the Franchisee to restore a site to its condition existing prior to the placement of CATV equipment or facilities.

13. Construction and Operations Deadline. The Franchisee shall extend energized trunk cable to 75% of the franchise area six months after receiving award of the franchise and shall extend trunk cable to the remaining 25% of its franchise area within four months of said date. Compliance with this construction schedule shall be determined by demonstrations of performance in accordance with Paragraph 23a herein. The Franchise Holder may offer an alternate construction schedule as part of its proposal if deemed necessary and demonstrated. The Government will identify and mark all locations of buried water, power, and telephone lines, etc. within 10 days of receipt of the Cable Officer's work request. Any delays on the part of the Government will not be assessed against the Government.

14. Subscriber Locations; Service Area and Base Expansion. The Base shall determine whether any buildings constructed in the future shall be included in the Service Area. The Cable Officer will coordinate with the Franchisee regarding the subject of installation of cable in planned buildings. Expanded cable service will be negotiated in consideration of the geographical location of a facility, the number of potential subscribers, and other economic factors.

15. Line Extension Policy to Existing Service Area. If the Base increases the service area, including residential housing or barracks, the Franchise Holder will extend cable service to the new locations within 180 days of a written request from the Cable Officer, at no additional cost to the Government. The density of population is defined as 35 subscribers/outlets per linear mile.

16. Connections and Disconnects.

     a. The Franchisee shall have 5 calendar days to respond to a subscriber's request to initiate service and 5 calendar days to respond to a subscriber's direction to discontinue service. Widespread or repeated failures on the part of the Franchisee to meet these deadlines shall be grounds for termination of this Agreement under the clause entitled "Termination". A subscriber ordering a discontinuance of service shall be entitled to a reduction in monthly user fees in the amount of one day's user fee for each full day remaining following the subscriber's discontinuance order.

     b. The Franchisee shall provide each subscriber, at the time of initial subscription to the system and upon request, notice as to the procedures to be used for reporting and resolving complaints regarding the quality of service, defective equipment and similar matters; a complete listing of cable related rates and fees, and a copy of the billing policies and programming guides.

17. Repair Service.

     a. Unreasonable, frequent or widespread delays in making repairs shall be grounds for termination of this Agreement under the clause entitled "Termination". Agents of the Franchisee responsible for making repairs may be contacted at 670-3500 and shall be available during the following hours: 8:00 a.m. - 5:00 p.m., Monday through Saturday. Failure to make timely repairs at a subscriber's location shall constitute grounds for termination under paragraph 29 of this Agreement.

     b. Repairs due to major outages will be made on evenings and weekends as necessary. Agents of the Franchisee responsible for evening and weekend repairs must be available at a local telephone number.

     c. Proper identification shall be provided to all employees of the Franchisee per Section 9. Employees are responsible for proper installation and cleanup procedures on the subscriber's premises.

     d. The Franchisee shall maintain an office within the license service area, or in the area of Quantico/Dumfries, which shall be open and accessible to the public during normal business hours and which shall provide twenty-four hour recording of subscriber complaints, including, but not limited to, billing errors, service disconnections, service loss, and equipment failure. Complaints other than those related to system malfunction addressed by section 17 shall be answered not later than the next business day after the complaint has been received, and corrective action shall be completed as soon as practical. Adequate records shall be made of all subscriber complaints, including description of each complaint.

18. Continuity of Service.

     a. The Franchisee hereby agrees to make every effort to ensure that CATV signals meeting the performance requirements of this Agreement are available on an uninterrupted basis at every subscriber's outlet on the Base. The Franchisee must respond telephonically and document within one business day in writing the intent to resume service. Failure to meet this requirement shall be grounds for termination of this Agreement under the clause entitled "Termination". The only exceptions are for conditions which result from an act of God or nature or from illegal subscriber action.

     b. In the event that signal interruption or diminution of one or more channels, whatever its cause, lasts for a period of 24 hours or more, the Franchisee shall credit to the subscribers a rebate consistent with fines levied similar to those at Fort Belvoir and Prince William County. The reduction in charges must be credited against monthly user fees for the monthly billings immediately subsequent to the interruption in service upon the individual subscriber's request. The only exceptions are for interruptions due exclusively to base power outages, acts of God or nature, or illegal subscriber actions which will not entitle users to a fee reduction.

     c. The Franchisee shall establish maintenance service capability enabling the prompt location and correction of system malfunctions, and shall make repairs within twenty-four (24) hours of receipt of notification during the work week, Monday through Saturday. The Franchisee shall provide a twenty-four hour day complaint answering service, and shall maintain adequate records of all complaints and requests for repairs, and their resolution, which records shall be open for public inspection.

19. Government Use Channels.

     a. The Franchise Holder will provide and maintain, for exclusive Base use, at no cost to the Government through the life of the agreement, at least five channels, or as prescribed in the Cable TV Act of 1984 if additional channels are added. All subscribers will receive four Government use channels with one narrow cast channel being reserved for official Marine Corps training and education, or information programs. The Franchise Holder may not use the assigned Government channels for distribution to other than base subscribers.

     b. Origination equipment for Base programming will Headend (originate) at the MCCDC TAVSC. The Government will provide video recording equipment, video editing equipment, video cameras, video switching equipment, video graphic equipment, and film transfer equipment so as to provide a broadcast quality signal for cable distribution on the five designated Government use channels. The Franchisee will provide audio/video modulators, carrier cable, and amplification equipment to carry the Government generated video signal from the TAVSC headend to the Franchisee's distribution facility. The Franchisee will provide maintenance of all equipment/cable from the modulators to the Franchisee's distribution facility. The Government will be responsible for maintenance of the program origination equipment. The Franchisee will provide one narrow cast channel for broadcast of official Marine Corps training and education, or information programs or designated facilities. The other four channels will be distributed to all MCCDC subscribers.

20. Emergency Override. The Franchisee shall provide an "emergency override" system for use by the Commanding General. This emergency alert system will allow live voice communications to interrupt on all system channels on the base. The equipment shall be accessible to the Commanding General 24 hours/7 days/week through an exclusive code which can be used from a touch-tone telephone. The Franchisee shall provide and maintain the equipment, services and personnel for the emergency alert system as part to this Agreement at no cost to the Government. The Government is responsible for monthly testing and notifying the Franchisee of any malfunctions.

21. Program Guide and Channel Card. The Franchisee will give each subscriber a card indicating the channel lineup for cable service, for each outlet of service. This card shall be provided free of charge at the time of installation. The Franchisee shall furnish one new card free to each subscriber whenever there is a change in the channel assignments. The Franchisee shall provide a printed program guide for basic service channels, or if feasible, an electronic program guide. The Franchisee will also provide a premium program guide to subscribers of such service. A charge for program guides may be applied for providing a more in-depth guide at subscriber's request.

22. Franchise Holder's Rates. The Franchisee agrees that user and connection fees shall be uniform as to all on-base subscribers within the categories set forth in Schedule A.

     a. Rates for cable service shall be comparable to those in the general area of the base, i.e., contiguous counties offering comparable services in accordance with the most advanced industry service.

     b. The Franchisee shall notify the Cable Officer and subscribers in writing of any proposed change in rates no less than 30 days or more than 90 days prior to the change.

     c. If the Cable Officer determines that the proposed rate change is unreasonable, i.e., that it is disproportionate to the number and quality of programming options, the quality of signals and services, channel capacity or the overall economics of the system, such determination shall be made in writing to the Franchisee. Such determination may be appealed to the Commanding General under paragraph 33 of this Agreement. In the event the parties are unable to reach an agreement on a reasonable amount for a rate change, either the Franchisee or the Government may elect to terminate this Agreement under paragraph 29 d.

     d. Where the Franchisee operates a CATV system in a nearby community, the Franchisee agrees to make available to the Cable Officer, at any time upon the latter's demand, a schedule of its off-base fees.

     e. Official services purchased by the Government will not be subject to a converter deposit; however, the Government agrees to report and pay for missing or stolen converters utilized for official services.

23. Technical Requirements. The Franchisee agrees to provide a minimum system channel capacity of 54 channels as shown in Schedule B which will meet all technical requirements set forth in Exhibit 3. The performance criteria for the composite system shall be as specified in Subpart K, Technical Standards, 47 CFR 76.601-619. The Cable Operator shall maintain the cable system so as to meet or exceed the technical and design specifications described in Exhibit 3, Technical System Description and Performance Specifications. The Franchisee is strongly encouraged to design, construct and maintain a system that will exceed FCC requirements. Standards and Practices as advanced by the National Cable Television Association are suggested as minimal operating standards to ensure acceptable quality service to all subscribers.

     a. Demonstrations of Performance. The Franchisee agrees to conduct demonstrations of the performance and signal quality of its system utilizing Franchisee-provided test equipment, at the following times: within the deadline specified in the clause of this agreement entitled "Construction and Operation Deadline", at least once each calendar year (at intervals of not less than six months and not to exceed fourteen months); and when ordered to do so by the Cable Officer to determine whether the system meets the performance requirements set forth in
Exhibit 3 and/or whether the construction schedule of paragraph 18 herein is met. A copy of each performance demonstration, verifying compliance with technical requirements, shall be forwarded to the Cable Officer.

     b. Inspection Rights. Following written notice to the Franchisee, the Commanding General shall have a right of access to the Franchisee's facilities and equipment for purpose of inspection to ensure compliance with the terms and conditions of this Agreement.

24. Reporting Requirements. In addition to any other reports or documents required in this Franchise Agreement, the Franchise Holder shall maintain and provide the following reports to the Cable Officer within 60 calendar days of the close of each calendar year unless otherwise stated.

     a. During the construction, installation, upgrade or rebuild phases, the Franchisee shall submit a monthly Progress Report (due on the 10th day of each calendar month until a phase is completed) which describes the contractor's progress during the previous month. At a minimum the report shall indicate:

        1) Dates of actions and milestones achieved;

        2) Schedule extensions requested/received;

        3) Problems encountered and their resolutions.

     b. Upon establishing cable service availability, the Franchise Holder shall complete and submit on an annual basis attached Schedules A and B and their required documentation. Schedule A, the Annual Management Report, describes operational status which will afford a clear understanding of the Franchise Holder's current position; Schedule B summarizes technical performance.

     c. The Franchise Holder shall maintain a daily complaint log which identifies all such calls and correspondence and their resolutions. At a minimum the log shall identify the subscriber's name, address and telephone number; nature of complaint; and the date, time and resolution of the problem. The log shall be available for periodic inspection by the Cable Officer and during any performance evaluation or franchise renewal proceedings. A summary of this log shall be included in Schedule A.

     d. In the event the Franchise Holder publishes reports to shareholders, the base's Cable Officer shall receive copies when distributed. Any audited financial statements prepared for the Franchise Holder by a CPA shall also be provided promptly to the Commanding General and the Contracting Officer.

25. Performance Evaluation/Franchise Compliance. The Cable Officer shall maintain a record of the Franchisee's performance for the purposes of franchise administration and renewal as outlined in Section 546-c-1 of the Cable Act. Performance and compliance will be determined in part based on the information provided in Schedules A-B attached.

     a. The Cable Officer shall hold performance evaluation sessions starting within 30 days of the even numbered anniversaries of the Franchisee's award or renewal. Special evaluation sessions may be held at any time at the request of the Cable Officer or Franchise Holder.

     b. Topics which may be discussed include, but are not limited to, system performance; services provided; programming offered; customer complaints; amendments to the franchise; line extension policies; franchise fee; free or discounted service.

     c. The Cable Officer may organize a subscriber committee which will inform the Contracting Officer of problems encountered with franchise service so that the latter might work with the Franchisee to determine the extent of the problem and best means of resolution. The Cable Officer shall conduct, at least once during each 12-month period during the term of this Agreement, a meeting of the subscriber committee and/or of individual subscribers in order to determine subscriber opinion of overall quality and acceptability of Franchisee performance. The Franchisee will be afforded the opportunity to participate in such a meeting.

26. Term of CATV Franchise. Unless terminated beforehand pursuant to the terms of Section 30 of this Agreement entitled "Termination", this Agreement shall take effect upon execution by the Government via the Commanding General for a term of fifteen years thereafter.

27. Franchise Renewal

     a. The renewal procedure shall follow the guidelines specified by Section 546 of the Cable Act, including but not limited to:

          1) Ascertainment by the Cable Officer, or designated representative, of the Base's cable related needs and best interests.

          2) Review of the Franchisee's performance during the franchise term.

          3) Submissions of a renewal proposal by the Franchisee addressing the Base's cable related needs and best interests.

     b. Determination of renewal will be base on:

          1) Franchisee's compliance with the franchise and applicable law.

          2) Quality of service, including signal quality, customer complaints and billing practices.

          3) Ability of incumbent to provide satisfactory services, facilities and equipment offered in the renewal proposal.

          4) Reasonableness of the renewal proposal in meeting the Base's cable related interests.

     c. The Cable Officer shall forward a recommendation to the Contracting Officer and the Commanding General regarding the appropriateness of renewal of the franchise in the light of the renewal process, documentation and other available information. The Commanding General shall have signature authority for initial and renewal franchises.

     d. Denial of proposal for renewal shall be based on any of the factors described in Section 29a(1) through (14).

28. Nontransferability of Franchise Rights. The rights accruing to the Franchisee under this Agreement are nontransferable without the written consent of the Contracting Officer. Assignments or other transfer of the Franchisee's rights under this Agreement without the written consent of the Contracting Officer shall be grounds for default under the clause of this Agreement entitled "Termination." This clause shall not apply to assignments of accounts receivable or to mortgages, deeds of trust, or similar financing instruments, unless operational or organizational control of the Franchisee is altered by such instruments.

     a. The Franchisee shall notify the Contracting Officer promptly of any proposed change in, transfer of, or acquisition by any other person of control of the Grantee or any parent company. For purposes of this Agreement, a change of control of the parent company will be deemed to have taken place upon the transfer of 50% or more of the common stock of such parent company to an unaffiliated entity. Every such change shall make the Franchisee subject to immediate termination unless and until the Contracting Officer has granted consent.

     b. As a condition of the Contracting Officer's consent, the proposed transferee must agree to comply with all provisions of the Agreement, and must show the financial, legal, technical and character qualifications to do so. The Franchisee will bear the cost of independent evaluation of these qualifications.

29. Termination.

     a. Provided that the Contracting Officer first serves the Franchisees with written notice of a default under this Agreement, and gives the Franchisee the opportunity to cure such default within 30 days after receipt of such notice, the Government reserves the right to terminate this Agreement for default by the Franchisee at any time in the event of any material breach of the franchise, including but not limited to the following:

        1) Violation of any provision of this Agreement or the Cable Act, or any rule, order, regulation or determination pursuant to the agreement or the Act;

        2) Attempt to evade any material provision of the Agreement or the practicing of any fraud or deceit upon its subscribers or the Government;

        3) Misrepresentation of fact in the application for or negotiation of the franchise agreement or renewal agreement;

        4) Failure to meet the installation and operation deadlines established pursuant to the clauses of this Agreement unless such failure is due to factors beyond the control of the Franchise Holder, acts of God included;

        5) Insolvency, bankruptcy, inability or unwillingness to pay its debts, including subscriber refunds, where owed.

        6) Breach of the clause of this Agreement entitled "Transferability of Franchise Rights";

        7) Loss of or failure to obtain or renew any FCC certificate, registration or other Government authorization that may be required.

        8) Failure to obtain and maintain any public utility easements, road crossings, or the like required to provide service.

        9) Frequent or unjustified delays in providing repair services.

        10) Failure to provide the types of services promised, assuming the Franchisee has unsuccessfully pursued whatever recourse is available under
Section 545 of the Cable Act.

        11) Refusal or otherwise unreasonable failure to meet any of its obligations under this Franchise Agreement and failure to correct the deficiency within 10 days.

        12) Breach of any of the following clauses of this Agreement:
"Connections and Disconnects;" "Repairs;" "Continuity of Service;" or "Nontransferability of Franchise Rights".

        13) A broadcast without permission on the Government use channels.

        14) Placement on the list of debarred, ineligible or suspended firms maintained by the Department of Defense.

     b. The foregoing shall not constitute a material breach if the violation is not the fault of the Franchisee or results from circumstances beyond its control. The Franchisee shall not be excused by mere economic hardship nor by malfeasance of its shareholders, directors, officers, employees, or agents.

     c. Any decision by the Contracting Officer to terminate this Agreement under paragraph 29 a. above is subject to review in accordance with paragraph 33 "Disputes."

     d. This provision may be invoked by either the Government or the Franchisee. However, the provision concerning rate changes may be invoked only after the Government and Franchisee are unable to reach agreement on what constitutes a reasonable rate change, and a final determination has been issued under Paragraph 33 advising the Franchisee that his proposed rate change is unreasonable. Within 60 days of the issuance of such determination, either the Franchisee or the Contracting Officer may initiate a written Notice of Termination of Cable Agreement for Convenience of the Parties.

     e. In the event of termination, the Franchisee shall continue to provide service until the effective date of the termination.

30. Government Liability Upon Expiration or Termination. The Government assumes no liability whatsoever to the Franchisee for recovery of fixed costs required to install the CATV system and to put it into operation or for any other expenses incurred by the Franchisee as a result of expiration of this Agreement under the clause entitled "Term of CATV Franchise Agreement" or of its termination under the clause entitled "Termination." Where, however, negotiations for the award of a new CATV Franchise Agreement are made necessary by the expiration of the term of this Agreement or by the termination of this Agreement under the conditions of the clause entitled "Termination", the Contracting Officer shall, where feasible and where the equipment of the CATV system has continued utility to the Base, permit the incumbent Franchisee to offer its installed facilities for sale to those who desire to submit proposals for the new CATV Franchise Agreement. However, nothing contained herein shall in any way obligate the Government to purchase or effectuate a sale of the benefit to the Franchisee. In lieu of the above, the Franchisee shall remove this equipment from the Base as required in Section 33 entitled "Removal of Facilities".

31. Deactivation of the Base. The Government assumes no liability whatsoever to the Franchisee for recovery of costs relating to the installation, construction and hookup of the CATV system, or for any other costs, should the Base covered by this Agreement be deactivated in whole or in part. In the event that all or part of the base is deactivated and put to civilian uses that create a demand for the Franchisee's services, this Agreement shall be conveyed only at the discretion of the new franchise authority. The Agreement shall, upon the Franchisee's request, be terminated as to the deactivated areas.

32. Removal of Facilities. The Government reserves the right to require the Franchisee to remove from the Base at the Franchisee's expense, all equipment, facilities and materials of the CATV System, and to restore affected areas to their former condition, within 90 calendar days after expiration or termination of this Agreement. In the event the Franchisee shall fail to remove the aforesaid, it shall be deemed to have been abandoned by the Franchisee. The Franchisee shall reimburse the Government for the cost, if any, incurred by the Government, in effecting removal or otherwise restoring its property to its former condition. Abandoned materials become the property of the Government.

33. Disputes. The Cable Officer shall decide all disputes concerning questions of fact that may arise between the Franchise Holder and subscribers. The Contracting Officer shall decide disputes between the Cable Officer and the Franchisee; appeals may be made to the Commanding General. The Commanding General shall put his decision in writing and mail a copy to the Franchisee within 30 days of reaching such decision. The decision of the Commanding General shall be final, conclusive and not subject to further review by administrative or judicial tribunals.

     a. If a dispute arises concerning interpretation of terms and conditions in this Agreement, the Franchisee and Contracting Officer shall meet and attempt to reach a mutually agreeable resolution. If such effort fails, the Contracting Officer shall issue, in writing, a final decision which may be appealed to the U.S. Claims Court within 12 months of the date of issuance of the Contracting Officer's final decision. The Government reserves the right to require certification as to entitlement and accuracy of sums claimed by the Franchisee as a condition precedent to payment of such claims.

     b. The Franchisee shall, in all good faith, proceed diligently with performance of all aspects of this contract, pending final resolution of any request for relief, claim, appeal or action related to the contract.

34. Modifications of Government Regulations. The parties reserve the right to reopen and renegotiate the terms of this Agreement in the event that statutory or regulatory changes of a material, substantive nature are made with respect to regulation and implementation of the cable television industry and franchisees therefor.

35. Franchise and Analogous Fees. The Franchise Holder shall remit to the Government a franchise fee which shall be equal to 5% of the gross receipts received from all base subscribers for "all cable service". "All cable service" shall be defined as basic and premium programming and all other subscriber income resources. Installation fees, and one time service fees are not subject to franchise fees. Franchise fees from "Pay for View" programming will only be charged against the amount of the total "Pay for View" fee that is retained by the Franchise Holder. The first monthly Franchise fee payment will be due 75 days after the contract's effective date (e.g., 15 August 1991 if contract effective on 1 June 1991). Franchise fee payments will be paid monthly thereafter with payments due by the 15th of each calendar month. In lieu of submitting utility pole fees to the Government, the Franchisee shall provide cable service at no charge to the Government for up to forty (40) common areas identified in writing by the Government's Cable Officer and effective annually on 1 January.

36. Utilities Services. The Franchise Holder shall pay the Commanding General for the use authorized herein for utilities services on a metered basis, with the metering being installed at the Franchisee Holder's expense, for the entire system. The rate for such use shall be the same rate charged to other private party users.

37. Contractor Vehicle Authorization. All privately owned vehicles must be properly registered and identified in accordance with Base regulations. All drivers must have valid motor vehicle operator's licenses. All vehicles must conform to federal and state safety standards and be properly and currently licensed, inspected, and insured. Any accidents must be immediately reported to the Cable Officer and Base Security Officer.

38. Security Requirements. The Franchise Holder shall furnish the Cable Officer a roster of personnel assigned, will keep the roster current, and will report in writing immediately any termination of personnel assigned. All employees of the Franchise Holder employed in the performance of work under this Agreement shall be employees of or contractors working on behalf of the Franchise Holder at all times and not employees of the Government.

39. FAR Provisions Incorporated by Reference. The following FAR provisions are hereby incorporated by reference in this CATV Franchise Agreement.

                           FAR                            CLAUSE TITLE
            ---------------------------------   --------------------------------
            FAR 52.229-3                        Federal, State and Local Taxes
            FAR 52.203-1                        Officials Not to Benefit
            FAR 52.203-5                        Convent Against Contingent Fees
            FAR 52.203-3                        Gratuities
            FAR 52.222-3                        Convict Labor
            FAR 52.232-17                       Interest

40. Compliance with Section 554 of CCPA. The Franchise Holder shall comply with
Section 554 of the Cable Communications Policy Act of 1984 with respect to Equal Opportunity.

41. The Franchise Holders fees shall be deregulated, as provided for under the CCPA and FCC rules. In no event shall the rates charged to subscribers on the Base be higher than the rates for equivalent cable television service provided by the Franchise Holder in the geographic area proximate to the Base. The Franchise Holder shall give all existing customers and the Commanding General no less than 30 days notice and no more than 90 days notice before the effective date of any fee increase.

42. Compliance with Drug Free Work Place Act. The Franchise Holder shall comply with the Drug Free Work Place Act of 1988.

43. Disclaimer of Official Sanction. In soliciting subscribers following execution of this Agreement, the Franchise Holder shall under no circumstances purport to offer its services as an officially sanctioned or recommended benefit or in any other way convey the impression that subscription is anything other than totally voluntary on behalf of subscribers.

44. Nondiscriminatory Availability. The Franchise Holder shall not, as to rates, charges, service, service facilities, or in any other respect grant undue preference to any subscriber or subject any subscriber to prejudice or disadvantage.

45. Compliance with Laws and Regulations. The Franchise Holder shall comply with all laws, ordinances, statutes and regulations pertaining to the provisions of this Franchise Renewal Agreement, including those Marine Corps Combat Development Command regulations pertaining to Base admission, identification, security and personnel conduct.

46. Protection of Subscriber Information.

     a. At the time of entering into an agreement to provide any cable service or other service to a subscriber, and at least once a year thereafter, the Franchisee shall provide notice in the form of a separate, written statement to such subscriber which clearly and conspicuously informs the subscriber of:

        (1) The nature of personally identifiable information collected or to be collected with respect to the subscriber and the nature of the use of such information;

        (2) The nature, frequency, and purpose of any disclosure which may be made of such information, including an identification of the types of persons to whom the disclosure may be made;

        (3) The period during which such information will be maintained by the Franchisee;

        (4) The times and places at which the subscriber may have access to such information in accordance with paragraph 16b;

        (5) The limitations provided by this section with respect to the collection and disclosure of information by a Franchisee and the right of the subscriber.

     In the case of subscribers who have entered into such an agreement before the effective date of this paragraph, such notice shall be provided within one hundred eighty (180) days of such date, and at least once a year thereafter.

     b. For purposes of this section, the term "personally identifiable information" does not include any record of aggregate data which does not identify particular persons.

47. Signatures.

     IN WITNESS WHEREOF, the Government and the Franchisee have caused this Agreement to be executed as of the day and year first below written.

                                      THE UNITED STATES OF AMERICA


                                      by /s/  [ILLEGIBLE]
                                         ---------------------------------------
                                         Commanding General                DATE
                                         Marine Corps Base
                                         Marine Corps Combat Development Command
                                         Quantico, Virginia 22134
                                         Telephone: (703) 640-5902

                                      FRANCHISEE

                                      by /s/  ROBERT ROSENCRANS     Dec. 5, 1990
                                         ---------------------------------------
                                         (Name) Robert Rosencrans          DATE

                                         Title President
                                               ---------------------------------
                                         Company Columbia Associates, L.P.
                                                 -------------------------------
                                         Address 9 Greenwich Office Park
                                                 -------------------------------
                                         City/State Greenwich, CT 06330
                                                    ----------------------------
                                         Telephone: (203) 661-1509
                                                    ----------------------------

     I, Scott N. Ledbetter certifiy that I am the Secretary of the Corporation named herein; and that the foregoing instrument was duly signed for and on behalf of said corporation by authority of its governing body and is within the scope of its incorporated power.

                                   EXHIBIT 3

                             Technical Requirements

1. SCOPE

1.1 This exhibit sets forth the minimum technical engineering, performance, installation, and construction requirements which shall be met by the Franchisee in fulfilling his obligations under the Franchise Agreement. Summaries of the Cable Operator's design and technical specifications appear in Schedule B and are included in this exhibit by reference.

1.2 The Franchisee may request a waiver of any requirement of this Exhibit where local conditions render a waiver essential. Such requests shall be directed to the Contracting Officer who, in consultation with the Cable Officer, shall determine whether such requests should be considered. Waivers shall be granted only where technically acceptable to and in the best interests of the United States Marine Corps. Any such waivers must be signed by both parties and incorporated as Amendments to this Agreement.

2. APPLICABLE DOCUMENTS

2.1 Military Specifications or Standards. There are no military specifications applicable to this exhibit.

2.2 Other. Federal: Federal Communications Commission (FCC) Rules and Regulations ("R&R") Parts 73, 76 and 78. Industry: Electronic Industry Association (EIA) RS-170; National Cable Television Association (NCTA) Standards; National Electrical Code; National Electrical Safety Code.

3. REQUIREMENTS

3.1 Engineering. The system furnished in accordance with this exhibit shall distribute NTSC-TV signals with standard 6 Mhz channel bandwidths, as designated by FCC R&R, Part 73, Sections 73.6703 and 73.682 and/or as specified in supporting documentation.

3.2 General. All cabling shall be of a size and construction that will assure that the system functions as specified herein. All cable and components installed shall be wholly suitable for the conditions to which they may be exposed. (Note: Where not required for initial operation, unused cable ends shall be sealed and protected from moisture and other possible damage. In addition, all unused cable outputs shall be electrically terminated by 75 ohm resistors.)

3.3 Antennas. Antennas shall comply with all the United States Marine Corps and/or FAA safety requirements concerning lighting, marking and analogous features. Each antenna shall be of sufficient gain and directivity to provide adequate reserve signal to noise ratio and suppression of adjacent channel interference.

3.4 Electricity. The Franchisee shall meet all National Electrical Safety Code standards with regard to lightning, power surges and proper grounding.

3.5 Subscriber Installation Material. Cable fittings, ground blocks, etc., shall be of a quality that will provide secure and safe construction. Where grounding wire, rod, clamps, etc. are used, they shall be selected to conform to pertinent National Electric Code and local electrical safety specifications.

3.6 Best Engineering Effort. The Franchisee shall employ a best engineering effort in antenna design, limited only by restrictions imposed by the state of the art and zoning limitations, to avoid or to minimize co-channel interference, electrical noise interference, multipath signal or excessive fading.

3.7 Performance Standards. The Franchisee shall ensure that the CATV system meets or exceeds the performance standards specified in Schedule B of the Proposal, and meets at a minimum the following technical specifications.

     a. Hum modulation in any amplifier shall be kept to a minimum and shall in no event be greater than 5%.

     b. Carrier to noise ratio at any television receiver, including the receiver in the system that is located electrically the farthest away from the headend, shall be at least 42 dB.

     c. Composite triple beat at any television receiver, including that receiver in the system that is located electrically the farthest away from the headend, shall be at least 52 dB below the carrier level.

     d. In addition, all relevant FCC and Franchisee-proposed technical performance rules shall be complied with. In any event meeting the specifications set forth herein shall not relieve the Franchisee from providing clear quality video and aural signals, including any color information that may be present.

3.8 Radiation Leakage. Incidental radiation from any part of the system or service outlets shall conform with Part 15 of FCC Rules and Cumulative Leakage Index requirements, or such modifications thereof as may be adopted subsequently.

3.9 Overhead. The installation shall conform to the requirements applicable to urban districts in the National Electrical Safety Code and shall apply to all streets, alleys, roads, and drives. All aerial coaxial cables shall be laced with lashing wire to messenger cables by means of a suitable lashing machine. Lashing wire shall be 0.045-inch stainless steel of the type used to lash aerial telephone cables. The pitch of lashing wire may be from 10 to 15 inches but shall be consistent throughout the system. At a minimum the system shall be grounded at every first, tenth and last pole in a span.

3.10 Ground Clearance. The installation of all CATV cabling shall not conflict with or cause any other cabling (i.e., communications, power, etc.) to violate established ground clearance criteria (existing and/or future).

3.11 Underground. Cables shall be unreeled and placed at the bottom of the trench. Cables normally shall not be unreeled and pulled into the trench from one end. Cable shall be in one piece without splices between connections except where the distance exceeds the length in which the cable is manufactured.

3.12 Conduit. Under paved areas and roadways, the cables shall be installed in adequately sized conduit in accordance with NEC and NESC standards. Conduit shall be extended not less than two feet beyond pavements and roadways, when such roadway is utilized for vehicular traffic.

3.13 Trenches. Trenches in which direct burial cables are placed shall have a minimum depth of 18 inches below grade, and shall generally be in straight lines between cable connections, except as otherwise necessary. Bends in trenches shall have a radius of not less than 36 inches.

3.14 Rock. Armored cable or conduit shall be used where rock is encountered. Rock, where encountered, shall be removed to a depth of not less than three inches below the cable depth and the space filled with sand or clean earth, free from particles that would be retained in a one quarter inch sieve.

                                   SCHEDULE A
                            ANNUAL MANAGEMENT REPORT

     This form is to be filed with the Franchise Administrator within 60 days of the close of each calendar.

A.   Construction/Service
     --------------------
1.   Current Plant Miles
                                                                 -------------------------
2.   Remaining Construction
                                                                 -------------------------
3.   No. Channels Activated
                                                                 -------------------------
4.   Rates Increased During year?
                                                                 -------------------------
5.   Previous basic rate/# channels
                                                                 -------------------------
6.   Prev. exp. basic rate/# channels
                                                                 -------------------------
7.   Prev. Premium rate(s)
                                                                 -------------------------
8.   Please attach a current channel lineup and rate card.

9.   Program additions and/or deletions.

------------------------------------------------------------------------------------------

B.   Subscriptions
     -------------
1.   Potential outlets in area
                                                                 -------------------------
2.   Number of outlets passed
                                                                 -------------------------
3.   Beginning Subscribers
                                                                 -------------------------
     a. New connects
                                                                 -------------------------
     b. Reconnects
                                                                 -------------------------
     c. Other
                                                                 -------------------------
4.   Total Disconnects
                                                                 -------------------------
     a. Moved
                                                                 -------------------------
     b. Bad Debt
                                                                 -------------------------
     c. Other
                                                                 -------------------------
     d. Change: Increase (Decrease)
                                                                 -------------------------
5.   Additions/deletions of consideration drops (Schedule D)

------------------------------------------------------------------------------------------

C.   Customer Service Standards                          Service               Repairs
     --------------------------                          -------               -------

1.   Customer Service Phone Number
                                                    ------------------    ------------------
2.   Hours/days of CSR availability
                                                    ------------------    ------------------
3.   Answering Service Hours
                                                    ------------------    ------------------
4.   Number of phone lines
                                                    ------------------    ------------------
5.   Avg. # CSR's available at one time
                                                    ------------------    ------------------
6.   Maximum time before CSR pick-up
                                                    ------------------    ------------------
7.   Hours/days repairs will be made
                                                    ----------------------------------------
8.   Max. time before repair visit
                                                    ----------------------------------------
9.   Appt. available for install repairs                    Yes                    No

10.  On-base payment location
                                                    ----------------------------------------
11.  Payment due      days after receipt of bill

12.  Written notification before disconnection              Yes                    No



                                    1 of 2

                                   SCHEDULE A

                            Annual Management Report

D. Service/Repair Visits

  1. Installation                                   2. Disconnects
                                      ----------                                        ----------
  3. Reconnect                                      4. Up/downgrade
                                      ----------                                        ----------
  5. VCR hookup                                     6. Illegal hookup
                                      ----------                                        ----------
  7. Installation Error                             8. TV set problem
                                      ----------                                        ----------
  9. Converter problem                             10. Drop problem
                                      ----------                                        ----------
 11. Line problem                                  12. No trouble found
                                      ----------                                        ----------
 13. Not home                                      14. Other
                                      ----------                                        ----------
 15. Total service visits                          16. Telephone Report
                                      ----------                                        ----------

E. Outages

   Date        Length       #Calls       #Units affected       Reason for outage
   -----------------------------------------------------------------------------

a.
   -----------------------------------------------------------------------------

b.
   -----------------------------------------------------------------------------

c.
   -----------------------------------------------------------------------------

F. Comments, plans, problems, issues (indicate any changes in policies, management, address, telephone number etc.)


                                    2 of 2

                                   SCHEDULE B

              Technical Description and Performance Specifications

A. Physical Plant
   --------------

1. Miles of plant:                              Aerial
                                    ------------
                                                Underground
                                    ------------

   Construction complete?     Yes      No
                          ----     ----

2. Channel capacity:     channels, passband      -     MHz.
                     ----                   ----- -----

3. Activated channels:     Downstream          to     MHz.
                       ----             -------  -----
                           Upstream            to     MHz.
                       ----             -------  -----

4. Features (check if available):

   Audio
                                        -------
   Stereo Audio
                                        -------
   Pay-per-view
                                        -------
   Cable-ready basic
                                        -------

5. Channels unusable for video due to interference or other reasons:

--------------------------------------------------------------------------------

6. Maximum cascade from headend:

   Trunk amplifiers
                                        -------
   Bridger(s)
                                        -------
   Line Extender(s)
                                        -------

7. Equipment added or replaced during previous year:

--------------------------------------------------------------------------------

B. Signal Quality
   --------------

1. Date of last demonstration of technical performance:
                                                       -------------------------

2. Results of demonstration (measured levels) at worst case test points:

   a.    Carrier to noise                                      dB
                                                 -----------
   b.    Carrier to low frequency                              dB
                                                 -----------
   c.    Carrier to second order                               dB
                                                 -----------
   d.    Carrier to cross modulation                           dB
                                                 -----------
   e.    Carrier to composite beat                             dB
                                                 -----------

3. Frequency vs. gain response of the passband shall not exceed N / 10 + __________dB, where N = number of amplifiers in cascade.

                                     1 of 2

                                   SCHEDULE B

              Technical Description and Performance Specifications

4. Frequency vs. gain response of a signal channel as measured across any 6 MHz
spectrum shall not exceed +/-           dB.

5. The system shall meet or exceed all FCC technical standards contained in Part 76, Subpart K of FCC Rules and Regulations.

C. Comments

                                     2 of 2

Addendum #1 to Franchise Agreement entered into on 6 December 1990 at Marine Corps Base, Marine Corps Combat Development Command, Quantico, Virginia, 22134 by and between the United States of America, and Columbia Associates (L.P. d/b/a Columbia Cable of Virginia) which parent company is Columbia International, Inc., 9 Greenwich Office Park, P.O. Box 4624, Greenwich, Connecticut, 06830.

For the mutual benefit of all parties, this Addendum, the terms of which are set forth, is made and entered into on 7 June 1991, by and between the United States of America, hereinafter called USA, and Columbia Associates, hereinafter called the Franchisee.

1. That the five percent (5%) franchise fee shall apply to basic service only. That the franchise fee is not allowable as a separate increase to the bill with a direct pass through expense to customers.

2. That a 50% discount coupon off the price of the non-promotional installation fees for basic service shall be made available by the Franchisee to all military patrons at Marine Corps Combat Development Command.

3. That the computation of the franchise fee payable shall commence on 1 July 1991.

4. That the current five percent (5%) rate increase published by the Franchisee shall be rescinded. No rate increase shall occur prior to 1 January 1992.

5. That the format of the current customer fee schedule shall remain as currently printed until 1 July 1992 when a "breakout" of the franchise amount as a separate line item will become effective. A customer fee increase will not be effected at this time. The basic cable rate amount shown will be reduced by the five percent (5%) franchise fee "breakout" shown.

6. That this Addendum will commence and become effective on 7 June 1991.

7. Except as rendered inconsistent by provisions of the Addendum, all provisions of the basic agreement will be part of this Addendum.

                                            THE UNITED STATES OF AMERICA

                                            by /s/  Ed Cook Jr.       10 June 91
                                               ---------------------------------
                                               Commanding General         DATE
                                               Marine Corps Base
                                               Marine Corps Combat Development
                                               Command
                                               Quantico, Virginia 22134
                                               Telephone: (703) 640-5902

                                     1 of 2

                         FRANCHISEE


                         by /s/  Richard H. Rosencrans             6/7/91
                            ----------------------------------------------------
                            (Name)                                  DATE

                            Title Vice President -- Columbia International, Inc.
                                  ----------------------------------------------
                                  9 Greenwich Office Park
                                  P.O. Box 4624
                                  Greenwich, Connecticut 06830
                                  Telephone: (203) 661-1509

                                     2 of 2